UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 11, 2009
(Date of earliest event reported)

CLEARVIEW ACQUISITIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52107	20-4069588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
(Address of principal executive offices, zip code)

(877) 246-4354
(Registrant’s telephone number, including area code)

415 Madison Avenue, New York, New York 10017
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)

Section 2 – Financial Information

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On February 11, 2009, Clearview Acquisitions, Inc. (the “Company”) completed the acquisition of Helix Wind, Inc. (“Helix Wind”) pursuant to an Agreement dated January 28, 2009 (the “Agreement”), under the terms of which Helix Wind merged with and into Helix Wind Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition Sub”).  For more information regarding the Agreement, please see the full text of such document filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 28, 2009, which is incorporated herein by reference.

At the closing of the merger contemplated by the Agreement, the holders of Helix Wind’s common stock and those individuals with promises to receive the same received an aggregate of 20,546,083 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  The holders of Helix Wind’s convertible debt exchanged their notes for new convertible promissory notes from the Company and the Company reserved 5,753,918 shares of Common Stock for conversion of the same.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services,  and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in the small wind turbine industry;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and oil and gas production. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

General

The Company was incorporated under Nevada law on January 10, 2006 under the corporate name Terrapin Enterprises, Inc. On December 6, 2006, the Company merged its newly-formed, wholly-owned subsidiary, Black Sea Oil, Inc. into it and changed its corporate name to Black Sea Oil, Inc. pursuant to a Plan and Agreement of Merger dated December 6, 2006. The Company is a development stage company that has not generated any revenue. Prior to the merger with Black Sea Oil, Inc., the  Company was focused on developing and offering interactive educational enrichment media programming specifically designed for children ages 6 to 12 years of age. Since December 2006, the Company has decided to seek and investigate a business combination with a private entity whose business presents an opportunity for its shareholders.

Helix Wind was incorporated in the State of Nevada on September 12, 2006. Helix Wind’s executive offices are located at 1848 Commercial Street, San Diego, California 92113.  Helix Wind is engaged in the small wind turbine alternative energy business offering a paradigm breaking distributed power technology platform designed to produce electric energy from the wind.  Since its inception, Helix Wind has primarily been engaged in the research and development of its proprietary products.  Helix Wind has not generated any revenues from product sales from its inception through September 30, 2008.  Helix Wind intends to utilize two distinct distribution channels to market and sell its products:  i) direct sales to end users and installers; and ii) indirect or channel sales with resellers domestically and internationally.  Currently, Helix Wind has 9 full time employees.

Small Wind Turbine Business

Helix Wind™ provides energy independence utilizing wind for both residential and commercial applications. Wind power is an abundant, renewable, emissions free energy source that can be utilized on large and small scales. Helix Wind™ turbines offer a pollution free alternative to conventional energy sources.

Helix Wind offers wind turbines in two sizes for electricity production. The Helix S322 is rated for 2.5 kilowatts (kW) of power output while the S594 is rated for 5kW of power output.  The power output rating is based upon the instantaneous power output of the units, which varies with wind speed that is converted into electricity.  Both units are suitable for residential and commercial applications working as single unit installations or as an array arrangement of multiple units.  Helix Wind products are positioned as simple, inexpensive, and easy-to-assemble systems that work in a wide range of wind conditions.  All wind turbines require wind to operate.

Helix Wind plans to offer turbines for liquid pumping applications for the petroleum industry, where injection pumping is required at off grid and remote locations, and for the water pumping industry for off grid drinking water and agricultural applications in developing countries in Africa and South America.

Helix Wind’s business model is straightforward as it substantially out-sources its manufacturing functions to countries with labor cost advantages. Multiple vendors are intended to be utilized to minimize the risk of contractors copying full-scale designs and infringing upon Helix Wind’s patents. Helix Wind’s U.S. operations are expected to involve quality control, assembly, testing, and shipping (initial quality assurance and quality control will be done in Bangkok during production and before shipment). Helix Wind’s vendor manufacturers are expected to be ISO900 and Sigma 6 certified. Helix Wind intends to focus on processes that add greater value – design, development, and sales. Helix Wind plans to maintain a minimal inventory; systems will be assembled, tested, packed, and shipped as orders flow in.

Small Wind Turbine Industry Overview

The U.S. small wind turbine market grew 14% and deployed 9.7 megawatts (MW) of new capacity in 2007 according to the American Wind Energy Association’s Small Wind Turbine Market Study 2008.  As outlined in this study, the industry expects that with the recently passed investment tax credit which lowers the up-front cost of small wind systems to consumers, production volumes could increase promoting increased external investment and may potentially grow the market an estimated 40-50% annually for a short period.  Industry challenges to meeting its full potential are generally considered to be political, financial, and regulatory in nature, not technological.

The most favorable markets exist in states where policies, regulations, and incentives help lower the payback period. The leading domestic markets appear to be New York, Massachusetts, Pennsylvania, Colorado, California, Connecticut, Washington, Utah, Minnesota, Iowa and Illinois. Small wind products manufactured by various US companies are mainly exported to the U.K., Europe, Canada, China, and India. Residential applications (1-10 kW) - on-grid or off-grid - dominate the sales distribution. The grid-connected, residential-scale models account for the fastest growing segment.

In addition to distributed power generation for residences and businesses, Helix Wind turbines are also ideal for applications in the following markets:

Cell Phone Towers:

Grid-tied and off-grid cell phone towers, particularly in developing nations, often utilize diesel generators and batteries for primary and backup power. Helix Wind turbines could be mounted in balanced pairs to generate primary and backup electricity for this application.  Helix Wind is pursuing cell tower mounting systems with partners in Argentina, India, Canada and the U.S.

Liquids Pumping (water and petroleum):

Water Pumping: Helix Wind turbines generate high amounts of torque, even at low wind speeds, and can be utilized to drive pneumatic pumps for field applications. Developing nations in South America and Sub-Saharan Africa are predominately comprised of agrarian, off grid economies. Helix Wind turbines are ideally suited for water pumping installations in off-grid rural areas.

Injection Pumping: The petroleum industry increasingly finds itself operating in ever more remote and harsh environments, however, many manufacturing processes require reliable precision injection pumps at various stages. Helix Wind turbines can be utilized in conjunction with compressor technology to reliably serve this function.

One of the key factors which we expect to fuel the increased adoption of renewable energy sources such as wind power is the increasing concerns of global warming and the growing pressure on governments to curb it.  Changing public opinion in the face of global warming and the resulting legislative mandates combined with falling net purchase costs of small wind systems and increasing utility supplied fossil fuel energy costs drive the growth of the small scale power generation segment. Federal and state policies, especially rebate programs and property tax exemptions, are boosting demand. Improvements in interconnection policies, net metering policies, local zoning statutes, and permitting processes will also play a growing role in increasing the demand for small scale power generation sources. Concerns about climate change and energy security are giving further impetus to increasing the demand in this market.

Governmental Regulation

Each state is responsible for regulating the sale, installation and interconnection of alternative energy within their state.  Currently there is no Federal-level regulation that specifically controls the sale, distribution and installation of small wind turbines beyond general small business regulations.  The Public Utility Regulatory Policies Act of 1978, or PURPA, requires utilities to interconnect and purchase energy from small wind systems.  Individual utilities are permitted to regulate that process.

There is a Federal tax credit available to installers of small wind systems.  Owners of small wind systems with 100 kW of capacity and less can receive a credit for 30% of the total installed cost of the system, not to exceed $4,000.  The credit will be available beginning October 3, 2008, the day the bill was signed into law, through December 31, 2016.  For turbines used for homes the credit is additionally limited to the lesser of $4,000 or $1,000 per kW of capacity.

Competition

Helix Wind™ competes with all energy suppliers and manufacturers of energy producing equipment. Helix Wind directly competes with manufacturers and suppliers of other vertical axis wind turbine (“VAWT”) systems, such as PacWind, Inc., Windside Production Ltd., Mariah Power and OregonWind Inc., as well as indirectly with traditional horizontal axis wind turbine (“HAWT”) wind turbines.  To a lesser extent, Helix Wind competes with providers of solar-thermal and solar-photovoltaic energy production systems (which still remain significantly more expensive despite many financial incentive programs to encourage adoption). We believe Helix Wind’s aesthetic design, comparable generation capacity and lower production cost lend Helix Wind competitive advantages over both traditional horizontal axis wind propeller designs and emerging technologies. One of the main distinguishing advantages of Helix Wind is that Helix Wind is also developing a remote performance monitoring system to be available as an ancillary offering when the first set of units is delivered. The system will monitor wind speed and generator output and, via algorithms, Helix Wind can monitor when the system has a problem and proactively send a technician for a fix. The monitoring system will also allow Helix Wind to develop its own database of wind speed data and performance metrics, facilitate customer demand side management and enable predictive generation modeling.  One disadvantage for Helix Wind currently is that several competitors have a longer operating histories and significantly more financial resources.

Intellectual Property

Helix Wind owns all rights, title and interest in one currently pending U.S. patent application, one currently pending Patent Cooperation Treaty (“PCT”) patent application, and two U.S. federal trademark registrations.

The U.S. and PCT patent applications both cover the same technology, namely vertical axis wind turbines with segmented Savonius rotors.  The Savonius rotor is assembled by interlocking several relatively small and easily manageable individual blade segments.  This unique segmented design has several advantages over traditional vertical axis wind turbine designs, including ease of manufacturing, ease of assembly, and suitability for residential use.

The U.S. patent application (serial no. 11/705,844) was filed on February 13, 2007 and first published on August 14, 2008 as U.S. patent application publication no. 2008/0191487.  The application remains pending and has not yet been examined by the U.S. Patent Office, which estimates that examination will begin in May 2009.  Assuming a patent is granted and that no patent term adjustments are made, the patent will expire on February 13, 2027.

The PCT patent application (serial no. PCT/US2008/001983) was filed on February 13, 2008 and claims priority to Helix Wind’s U.S. patent application serial no. 11/704,844.  The International Searching Authority issued a Written Opinion on July 1, 2008.  Helix Wind responded to the Written Opinion on September 30, 2008.  The application has not yet entered the national phase in any country, although Helix Wind may prosecute the application in all 138 PCT contracting states.  The term of any patent that issues in a foreign country depends on the law of that country, but in general is 20 years from the filing date.

Helix Wind owns U.S. federal trademark registration no. 3,524,780 for “HELIX WIND,” registered on October 28, 2008.  The registration is due for renewal on October 28, 2018.  Helix Wind also owns U.S. federal trademark registration no. 3,506,184 for “E2 ENERGY (R)EVOLUTION,” registered on September 23, 2008.  The registration is due for renewal on September 23, 2018.  Both of these U.S. federal trademark registrations are in International Class 007 for use in connection with “wind turbines and accessories for wind turbines.”

PROPERTIES

Description of Property

Helix Wind maintains its principal office at 1848 Commercial Street, San Diego, California 92113, pursuant to a lease entered into effective November 1, 2008, basic monthly rent is $7,125 per month.  The lease has an initial term expiring on October 31, 2009, and shall automatically renew for 5 consecutive periods of one additional year unless terminated by a party prior to the expiration of the current period. Helix Wind’s current office space consists of approximately 4,750 square feet and is believed to be suitable and adequate to meet current business requirements.  Helix Wind also leases a test site for its wind turbines in California for $450 per month.

LEGAL PROCEEDINGS

Currently, Helix Wind does not have any outstanding legal proceedings.

RISK FACTORS

RISKS RELATED TO THE BUSINESS AND FINANCIAL CONDITION

Our auditors have expressed substantial doubt about our ability to continue as a “going concern”. Accordingly, there is significant doubt about our ability to continue as a going concern.

Our business has no record of revenues and we may never become profitable. As of September 30, 2008, we had an accumulated deficit of approximately $2,016,000 and a negative working capital of $1,843,000. We have incurred continuing losses from operations, have negative working capital of approximately $455,000 and an accumulated deficit of approximately $700,000 at December 31, 2007.  A significant amount of capital will be necessary to advance the development of our products to the point at which they will become commercially viable and these conditions raise substantial doubt about our ability to continue as a going concern.

If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our financial condition raises substantial doubt that we will be able to operate as a “going concern”, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements as of December 31, 2007.  These financial statements do not include any adjustments that might result from the uncertainty as to whether we will achieve status as a “going concern”. Our ability to achieve status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations.  Our business plans may not be successful in addressing these issues.  If we cannot achieve status as a “going concern”, you may lose your entire investment in our Company.

We do not have sufficient cash on hand. If we do not generate sufficient revenues from sales among other factors, we will be unable to continue our operations.

We estimate that within the next 12 months we will need $3,000,000 for operations, and we do not have sufficient cash on hand to meet this requirement. We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will continue to generate enough operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to sign customer contracts or operate on a profitable basis. As we are in the development stage, potential investors should be aware of the difficulties normally encountered in commercializing the product. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

If we are unable to obtain additional funding, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

We anticipate that we will require up to approximately $3,000,000 to fund continued operations for the next twelve months, depending on revenue, if any, from operations.  Additional capital will be required to effectively support the operations and to otherwise implement overall business strategy.  We currently do not have any contracts or commitments for additional financing.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

Because we are small and do not have much capital, we may have to limit business activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our business activity. As such we may not be able to complete the sales and marketing efforts required to drive our sales. In that event, if we cannot generate revenues, you will lose your investment.

If we are unable to continue to retain the services of Messrs. Ian Gardner, or Scott Weinbrandt, or if we are unable to successfully recruit qualified managerial and company personnel having experience in the small wind turbine industry, we may not be able to continue operations.

Our success depends to a significant extent upon the continued services of Mr. Ian Gardner, CEO, and Mr. Scott Weinbrandt, Chairman and President. The loss of the services of Messrs. Gardner or Weinbrandt could have a material adverse effect on our growth, revenues, and prospective business. Both of these individuals are committed to devoting substantially all of their time and energy to us through their respective employment agreements. Any of these employees could leave our Company with little or no prior notice. We do not have “key person” life insurance policies covering any of our employees. Additionally, there are a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of our wind turbines, and we may face challenges hiring and retaining these types of employees.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the small wind turbine business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We are a new entrant into the small wind turbine industry without profitable operating history.

Since inception, our activities have been limited to development, organizational efforts, and obtaining working capital.  We have incurred operating losses in each quarter since we commenced operations.  As of December 31, 2007, we had an accumulated deficit of approximately $700,000 and approximately $2,016,000 as of September 30, 2008.  We expect to derive our future revenues from sales of our systems, however, these revenues are highly uncertain.  We continue to devote substantial resources to expand our sales and marketing activities, further increase manufacturing capacity, and expand our research and development activities.  As a result, we expect that our operating losses will increase and that we may incur operating losses for the foreseeable future.

If we are unable to successfully achieve broad market acceptance of our systems, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

We are dependent on the successful commercialization of our systems.  The market for small wind turbines is at an early stage of development.  The market for our systems is unproven.  The technology may not gain adequate commercial acceptance or success for our business plan to succeed.

If we cannot establish and maintain relationships with distributors, we may not be able to increase revenues.

In order to increase our revenues and successfully commercialize our systems, we must establish and maintain relationships with our existing and potential distributors.  A reduction, delay or cancellation of orders from one or more significant customers could significantly reduce our revenues and could damage our reputation among our current and potential customers.  We currently have approximately 19 signed distribution agreements throughout the United States and international locations, however, the agreements have no termination penalties.

If we can not assemble a large number of our systems, we may not meet anticipated market demand or we may not meet our product commercialization schedule.

To be successful, we will have to assemble our systems in large quantities at acceptable costs while preserving high product quality and reliability.  If we cannot maintain high product quality on a large scale, our business will be adversely affected.  We may encounter difficulties in scaling up production of our systems, including problems with the supply of key components,  Even if we are successful in developing our assembly capability, we do not know whether we will do so in time to meet our product commercialization schedule or satisfy the requirements of our customers.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

Our dependence on third-party suppliers for components of our systems involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules.  Any quality control problems or interruptions in supply with respect to one or more components or increases in component costs could materially adversely affect our customer relationships, revenues and profit margins.

International expansion will subject us to risks associated with international operations that could increase our costs and decrease our profit margins.

International operations are subject to several inherent risks that could increase our costs and decrease our profit margins including:

-reduced protection of intellectual property rights;

-changes in foreign currency exchange rates;

-changes in a specific country’s economic conditions;

-trade protective measures and import or export requirements or other restrictive actions by foreign governments; and

-changes in tax laws.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits.  We expect that we will need to significantly expand our operations to successfully implement our business strategy.  As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase.  To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures.  In addition, we must effectively expand, train and manage our employee base.  If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

Our technology competes against other small wind turbine technologies.  Competition in our market may result in pricing pressures, reduced margins or the inability of our systems to achieve market acceptance.

We compete against several companies seeking to address the small wind turbine market.  We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance.  The current level of market penetration for small wind turbines is relatively low and as the market increases, we expect competition to grow significantly.  Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain patent and other proprietary-right protection  for our technology and systems in the United Stated and other countries.  If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts.  If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets.  Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our systems, could impair our ability to gain market acceptance of our systems.

If we encounter unforeseen problems with our current technology offering, it may inhibit our sales and early adoption of our product.

We are in the process of shipping our first production units and any unforeseen problems relating to the units operating effectively could have a negative impact on adoption, future shipments and our operating results.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

RISKS RELATED TO COMMON STOCK

There is a significant risk of our common shareholders being diluted as a result of our outstanding convertible securities.

Although we currently have 25,681,094 shares of common stock issued and outstanding after the merger, if all our outstanding, options, warrants and convertible notes were exercised and converted, we would have 47,590,170 shares of common stock issued and outstanding. In addition, we have entered into a settlement agreement with Bluewater Partners, S.A., pursuant to which we will issue an additional 11,000,000 shares of our common stock upon court approval.  Accordingly, a common shareholder has a significant risk of having its interest in our company being significantly diluted.

The large number of shares eligible for immediate and future sales may depress the price of our stock.

Our Articles of Incorporation authorize the issuance of 1,750,000,000 shares of common stock, $.0001 par value per share and 5,000,000 shares of preferred stock, $.0001 par value per share. As of February 11, 2009, we had 25,681,094 shares of common stock outstanding; outstanding convertible notes which are convertible into 5,753,918 shares of common stock; and warrants which are exercisable into a total of 5,753,918 shares of common stock.

 Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons  which will have a dilutive effect on our shareholders and on your investment, resulting in reduced ownership and in our company and decreased voting power, or may result in a change of control.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

There is currently a limited public market for our common stock.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our common stock and an active public market for our common stock may not develop.  Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected Helix Wind’s financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements, as discussed above. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of Helix Wind’s financial condition and results of operations are based on the audited financial statements as of December 31, 2007 and 2006, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Helix Wind is an early stage small wind turbine company led by an experienced management team and focused on the renewable alternative energy market.  Helix Wind’s headquarters are located in San Diego, CA.

Helix Wind provides energy independence utilizing wind – a resource that never runs out.  Wind power is an abundant, renewable, emissions free energy source that can be utilized on large and small scales.  At the soul of Helix Wind lies the belief that energy self sufficiency is a responsible and proactive goal that addresses the ever-increasing consequences of legacy energy supply systems.

Plan of Operations

Helix Wind’s strategy is to pursue selected opportunities that are characterized by reasonable entry costs, favorable economic terms, high reserve potential relative to capital expenditures and the availability of existing technical data that may be further developed using current technology.

Results of Operations - The year ended December 31, 2007 compared to the year ended December 31, 2006

Revenues

Helix Wind was in its development stage and did not generate any revenues from product sales for the year ended December 31, 2007 or from September 12, 2006 (Inception) to December 31, 2006.

Cost of Revenues

Due to the fact that Helix Wind had no revenue for the year ended December 31, 2007 or from September 12, 2006 (Inception) to December 31, 2006, Helix Wind had no cost of revenues during those periods.

Research and development

Cost incurred for research and development are expensed as incurred.  During the year ended December 31, 2007 and for the period September 12, 2006 (Inception) to December 31, 2006, research and development costs incurred approximated $211,000 and $6,000, respectively.  The increase was primarily related to the engineering and development cost incurred for product development over a twelve month period that started to ramp up during 2007.

Total operating expenses

During the year ended December 31, 2007 and for the period September 12, 2006 (Inception) to December 31, 2006, total operating expenses were approximately $667,000 and $25,000, respectively.  In addition to the research and development costs described above, the increase related to the selling, general and administrative expenses was approximately $440,000.  This increase resulted primarily from the increase in compensation of approximately $200,000, consulting and outside services of approximately $95,000, professional fees of approximately $32,000, travel associated costs of approximately $35,000 and miscellaneous administrative and operating expenses of approximately $78,000.

Net loss

During the year ended December 31, 2007 and for the period September 12, 2006 (Inception) to December 31, 2006, the net loss was $667,000 and $25,000, respectively.

Results of Operations - The nine months ended September 30, 2008 compared to the nine months ended September 30, 2007

Revenues

For the nine months ended September 30, 2008, Helix Wind had revenue of $4,500 resulting from three feasibility studies.  There was no revenue from product sales for the nine months ended September 30, 2008 and 2007.

Cost of Revenues

Helix Wind had no cost of revenue for the nine months ended September 30, 2008 and 2007.

Research and development

Costs incurred for research and development are expensed as incurred.  For the nine months ended September 30, 2008 and 2007, research and development costs incurred by Helix Wind were approximately $252,000 and $85,000, respectively.  The increase resulted primarily from the engineering and development cost incurred during the ramp up of these expenses that began in 4th quarter 2007 and continued through 3rd quarter of 2008 when production of units commenced.

Total operating expenses

For the nine months ended September 30, 2008 and 2007, Helix Wind’s total operating expenses were approximately $1,245,000 and $352,000, respectively.  In addition to the research and development costs disclosed above, there were sales and marketing expenses of approximately $143,000 and general and administrative expenses of approximately $849,000 for the nine months ended September 30, 2008.  The increase of approximately $143,000 in sales and marketing expenses resulted primarily from the hiring of a sales director and costs associated with developing the sales and marketing plan internally and with distributors.  The increase in general and administrative expenses of approximately $580, 000 resulted primarily from compensation to management and employees increasing by approximately $105,000, outside services increasing by approximately $212,000, professional fees increasing by approximately $205,000 and travel expenses increasing by approximately $58,000 as Helix Wind prepared to raise additional funds and ship the first production units.

Other income and expense

Helix Wind had other expenses approximated $82,000 for the nine months ended September 30, 2008, primarily resulting from interest expense from the notes payable incurred in 2008 and other income totaling $972 for the nine months ended September 30, 2007.

Net loss

For the nine months ended September 30, 2008 and 2007, Helix Wind’s net loss was approximately $1,323,000 and $351,000, respectively.

Going Concern

Helix Wind will continue as a going concern as it has incurred continuing losses from operations, has negative working capital of approximately $1,843,000 and accumulated deficit of approximately $2,016,000 at September 30, 2008.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

Liquidity and Capital Resources

As of December 31, 2007 and 2006, Helix Wind had a working capital deficit of approximately $455,000 and $26,000 respectively.  The deficit in 2007 resulted primarily from issuing convertible notes payable of approximately $57,000, accounts payable of approximately $165,000, accrued compensation of approximately $124,000 and related party payables of approximately $90,000, and are the primary reasons for the increase in the deficit from 2006.  For the period from September 12, 2006 (Inception) to December 31, 2007, Helix Wind had approximately $379,000 of net cash used, of which, approximately $216,000 was used primarily for research and development and the remaining amount for working capital and operating activities. Cash used in investing activities approximated $42,000, which was primarily utilized for expenditure on equipment and website development cost and legal fees related to our patents. Cash provided by financing activities approximated $423,000 from September 12, 2006 (Inception) to December 31, 2007 and was primarily due to proceeds from convertible notes, loans to related parties and issuance of common stock for cash.

As of September 30, 2008 and 2007, Helix Wind had negative working capital of approximately $1,843,000 and $135,000 respectively.  The negative working capital  in 2008 results primarily from issuance of notes payable of approximately $1,685,000 and the negative balance in 2007 results primarily from accounts payable of $78,000 and accrued compensation of $74,000.  The accumulated deficit of approximately $2,016,000 for the nine months ended September 30, 2008 was comprised of approximately $469,000 for research and development, $143,000 for sales and marketing and $1,325,000 for administrative expenses.  The accumulated deficit of approximately $350,000 for the nine months ended September 30, 2007 was comprised of approximately $91,000 for research and development and the balance for working capital relating to administrative expenses.  Cash provided by financing activities for the nine months ended September 30, 2008 approximated $1,454,000 resulting from angel funding from the issuance of convertible notes payable, cash provided from financing activities at September 30, 2007 approximated $275,000 primarily from the issuance of common stock for cash.

Helix Wind expects significant capital expenditures during the next 12 months, contingent upon raising capital.  We anticipate that we will need $3,000,000 for operations for the next 12 months. These anticipated expenditures are for manufacturing of systems, infrastructure, overhead and working capital purposes. Helix Wind only has sufficient funds to conduct its operations for 3 months.  There can be no assurance that financing will be available in amounts or on terms acceptable to Helix Wind, if at all.

If Helix Wind is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to it, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Helix Wind presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, Helix Wind’s operations have not been a source of liquidity. Helix Wind will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that Helix Wind will be successful in obtaining additional funding.

Helix Wind will need additional investments in order to continue operations. Additional investments are being sought, but Helix Wind cannot guarantee that it will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of Helix Wind’s common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if Helix Wind is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if Helix Wind issues additional equity or debt securities, shareholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of Helix Wind’s common stock. If additional financing is not available or is not available on acceptable terms, Helix Wind will have to curtail its operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts during the reporting periods.  Actual results could differ from those estimates. Significant estimates and assumptions included in Helix Wind’s financial statements relate to estimate of loss contingencies and accrued other liabilities.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of Helix Wind’s financial instruments, consisting primarily of cash, accounts payable, accrued compensation, accrued other liabilities, related party payable and convertible notes payable approximated their fair values as of December 31, 2007 and 2006, due to their short-term nature.

Impairment of Long-Lived Assets

Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.  SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale.  Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value, less costs to sell.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. In addition, this statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Where applicable, this statement simplifies and codifies related guidance within generally accepted accounting principles. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the impact of the adoption of this statement; however, it is not expected to have a material impact on our consolidated financial position, results of operation or cash flows.

On May 9, 2008 the FASB issued Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Settlement) (the “FSP”). The final guidance is substantially the same as the Exposure Draft that was issued in August 2007. The FSP requires the issuer to separately account for the liability and equity components of convertible debt instruments in a manner that reflects the issuer’s convertible debt borrowing rate. The value assigned to the liability component would be the estimated fair value, as of the date of issuance, of similar debt without the conversion option (i.e. nonconvertible debt) but including any other embedded features and covenants. The difference between the proceeds of the debt and the value allocated to the liability component would be recorded in additional paid-in capital as the value of the equity component (i.e. the conversion option). The guidance will result in companies recognizing high interest expense in the statement of financial performance due to amortization of the discount that results from separating the liability and equity components. However, the guidance does not change the computation of basic or diluted earnings-per-share other than the impact of the additional interest expense included in (or excluded from) income available to common shareholders. The FSP will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. Management is currently evaluating the impact of the adoption of this statement; however, it is not expected to have a material impact on our consolidated financial position, results of operation or cash flows.

Other recent accounting pronouncements issued by the FASB and the AICPA did not, or are not believed by management to, have a material impact on Helix Wind’s present or future financial statements.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of February 11, 2009:

Name	Age	Positions and Offices Held
Ian Gardner	37	Chief Executive Officer and Director
Scott Weinbrandt	47	President and Chairman of the Board
Kevin K. Claudio	52	Chief Financial Officer and Vice President
Tatiana Mikitchuk	31	Director

The business address of our officers and directors is c/o Helix Wind, Inc., 1848 Commercial Street, San Diego, California 92113.

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified.  Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Ian Gardner has been the Chief Executive Officer of Helix Wind since its inception in September 2006. From 2004 to 2006, Mr. Gardner was co-founder of Lab4Less LLC, a company that provided one stop fulfillment for vivarium related needs, including the sale of high quality pre-owned and surplus equipment.  Mr. Gardner holds a Bachelors of Science degree in Pre-Med from Davidson College in North Carolina and a Masters of Business Administration with a focus on technology and entrepreneurial studies from The Anderson School at UCLA.

Scott Weinbrandt has been the President and Chairman of the Board of Helix Wind since June 1, 2008. Prior to such time, Mr. Weinbrandt held the position of founder, Chairman, and Chief Executive Officer from 2006 through 2007 at GoPaperless Solutions, Inc., a solutions provider of hardware and software for encrypted signature technology. After being at Dell Computer for ten years, Mr. Weinbrandt worked as a Technology Consultant in 2002 for Solana Capital Partners, a venture capital firm, and from 2003 through 2005 as Senior Vice President and General Manager, Enterprise Systems Division and Senior Vice President, Gateway Business Division of Gateway Inc. Mr. Weinbrandt holds a Bachelors of Science degree in Computer Science from San Diego State University.

Kevin K. Claudio has been Vice President and Chief Financial Officer of Helix Wind since December 1, 2008. For two years beginning in 2006, Mr. Claudio was the CFO of Remote Surveillance Technologies, a full service electronic security company with remote video monitoring.  From 2004 through 2005, he was the CFO for cVideo, a spin off of Cubic corporation that developed software-based integrated digital video applications and surveillance and loss prevention systems solutions for commercial and security applications. Mr. Claudio, was previously the Vice President & CFO of a Titan subsidiary from 1999-2003. Mr. Claudio graduated from Fairmont State College in Fairmont, West Virginia with a Bachelor of Science Degree in Accounting and is a Certified Public Accountant (California-inactive).

Ms. Tatiana Mikitchuk has been an officer and director of the Company since August 2008. Since 2006, Ms. Mikitchuk was with Merrill Lynch, involved in a communications group of Global Infrastructure Services, running various in-house projects until June 2007. Since June 2007, Ms. Mikitchuk has continued her education and is currently enrolled as a full-time student at Brooklyn College.  From 1999 to 2005, Ms. Mikitchuk worked at ProcureStaff, an IT staffing company, as a Senior Application and Web Developer. Clients of ProcureStaff which she worked directly with included Eli Lilly, Qwest, Lucent, GE Industrial, Mass Mutual and others, which involved working closely with company managers and business analysts on new application development.

The Board of Directors has not established an audit committee and does not have an audit committee financial expert.

The Company has not adopted a written code of ethics.

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.”

During the past five years none of our officers and directors has been involved in any legal proceedings that are material to an evaluation of their ability or integrity as director or an executive officer of us, and none of them have been affiliated with any company that been involved in bankruptcy proceedings.

None of the current directors are deemed independent under any relevant exchange or SEC rules.

Section 16(a) beneficial reporting compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder, our directors and executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of their initial ownership of our common stock and any changes in ownership of such common stock.  Copies of such reports are required to be furnished to us.  We are not aware of any instances in fiscal year ended December 31, 2008 when an executive officer, director or any owner of more than 10% of the outstanding shares of our common stock failed to comply with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning the compensation paid or earned during the fiscal years ended December 31, 2008, 2007 and 2006 for services rendered to our Company in all capacities by all individuals who served as the principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2008, regardless of compensation level. Other than such persons, there are no individuals who served as officers at December 31, 2008 or at any time during the year and whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)

Tatiana Mikitchuk (1)	2008 2007 2006	N/A N/A N/A	N/A N/A N/A	35,000,000 shares N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	35,000,000 shares N/A N/A

Marcus Segal	2008 2007 2006	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1) Tatiana Mikitchuk was an officer and director of the Company since August 2008.  The 35 million shares granted to Ms. Mikitchuk were cancelled as part of the merger with Helix.

(2) Marcus Segal was the sole officer and director of the Company from December 2006 until September 2008.

Director Compensation

None of the directors received any compensation during the fiscal year ended December 31, 2008.

As of December 31, 2008, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans, other than the Share Employee Incentive Stock Option Plan for 13,700,000 shares of common stock of the Company.

Helix Wind

The following table sets forth the annual and long-term compensation paid to Helix Wind’s named executive officers.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Ian Gardner, CEO	2008	126,000[1]	2,644[4]	126,000
	2007	111,667[2]		111,667

Scott Weinbrandt, Chairman & President	2008	133,333[3]	4,464[5]	133,333
	2007	0		0

Kevin Claudio, CFO	2008	39,583	840[6]	39,583
	2007	0		0

(1)           Mr. Gardner was paid $62,000 in 2008 and accrued $64,000, which was not paid.
(2)           Mr. Gardner was paid $36,000 in 2007 and accrued $75,667, which was not paid.
(3)           Mr. Weinbrandt was paid $107,219 in 2008 and accrued $26,114, which was not paid.
(4)           Comprised of health insurance benefits.
(5)           Comprised of reimbursement of relocation expenses of $3,200 and health insurance benefits of $1,264.
(6)           Comprised of health insurance benefits.

Employment Agreements with Executive Officers

In connection with the Merger, the Company assumed Helix Wind’s employment agreements with Ian Gardner, Kevin Claudio and Scott Weinbrandt with the following terms:

Ian Gardner

Helix Wind entered into an employment agreement with Mr. Gardner to serve as Chief Executive Officer, effective June 1, 2008, as amended January 26, 2009, and effective for an initial term until December 31, 2010, which has been assigned to and assumed by the Company. Pursuant to the agreement, Mr. Gardner will receive: $100,000 annually from January 1, 2007 through July 31, 2008; $200,000 annually August 1, 2008 through July 31, 2009; $250,000 annually from August 1, 2009 through July 31, 2010; and $300,000 annually from August 1, 2010 through December 31, 2010.  Mr. Gardner is also entitled to participate in the Company’s incentive compensation plan, if any, may receive an annual bonus at the discretion of the Board of Directors and a $75,000 signing bonus upon the closing of a series A financing.  In addition, Mr. Gardner is entitled to participate in certain benefit plans in effect for the Company employees, along with a vehicle allowance, vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  Mr. Gardner has also been granted an option to purchase 3,253,740 shares of the Company’s common stock pursuant to the Company’s new stock option plan.  In the event that Mr. Gardner terminates the employment agreement for “Good Reason” (as defined therein) or the Company terminates the employment agreement without “Cause” (as defined therein), Mr. Gardner will be entitled to a severance payment of the amount of the sum of Mr. Gardner’s base salary that would have been earned through the greater of the remainder of the initial term or three hundred and sixty five (365) days, and an amount equal to his average bonus for the immediately preceding two years.  The employment agreement automatically renews for three year periods thereafter unless terminated pursuant to the agreement.

Kevin Claudio

Helix Wind entered into an employment agreement with Mr. Claudio to serve as Chief Financial Officer, effective December 1, 2008, as amended January 26, 2009, which has been assigned to and assumed by the Company. Pursuant to the agreement, Mr. Claudio will receive compensation of $14,583.33 per month. In addition, Mr. Claudio is entitled to participate in certain benefit plans in effect for the Company employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  Mr. Claudio has also been granted an option to purchase 610,000 shares of the Company’s common stock pursuant to the Company’s new stock option plan upon the Company’s successful completion of a $2 million financing and a bonus of up to $50,000 upon the Company’s successful completion of a $3 million financing.

Scott Weinbrandt

Helix Wind entered into an employment agreement with Mr. Weinbrandt to serve as President, effective June 1, 2008, as amended January 26, 2009, and effective for an initial term until December 31, 2010, which has been assigned to and assumed by the Company. Pursuant to the agreement, Mr. Weinbrandt will receive: $100,000 annually from February 1, 2008 through July 31, 2008; $200,000 annually  August 1, 2008 through July 31, 2009; $250,000 annually from August 1, 2009 through July 31, 2010; and $300,000 annually from August 1, 2010 through December 31, 2010.  Mr. Weinbrandt is also entitled to participate in the Company’s incentive compensation plan, if any, may receive an annual bonus at the discretion of the Board of Directors and a $75,000 signing bonus upon the closing of a series A financing.  In addition, Mr. Weinbrandt is entitled to participate in certain benefit plans in effect for the Company employees, along with a vehicle allowance, reimbursement for relocation expenses, and vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  Mr. Weinbrandt has also been granted an option to purchase 5,337,500 shares of the Company’s common stock pursuant to the Company’s new stock option plan. In the event that Mr. Weinbrandt terminates the employment agreement for “Good Reason” (as defined therein) or the Company terminates the employment agreement without Cause (as defined therein), Mr. Weinbrandt will be entitled to a severance payment of the amount of the sum of Mr. Weinbrandt’s base salary that would have been earned through the greater of the remainder of the initial term or three hundred and sixty five (365) days, and an amount equal to his average bonus for the immediately preceding two years.  The employment agreement automatically renews for three year periods thereafter unless terminated pursuant to the agreement.

Director Compensation

Directors are elected by the vote of a majority in interest of the holders of voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Messrs. Gardner and Weinbrandt have each entered into Board of Directors Service and Indemnification Agreements with Helix Wind, which have been assumed by the Company, pursuant to which, each of them are entitled to receive an annual stipend of $10,000 and an option to purchase 25,000 shares of the common stock of Helix Wind for their service on the Board of Directors.  The options have not yet been issued.  Under their respective agreement, each of them is also entitled to additional stipends of $5,000 per year if serving as Chairman of the Board of Directors, $2,500 per year if serving as Chairman of any committee of the Board of Directors and further compensation upon an initial public offering.

Compensation Committee Interlocks and Insider Participation

The Company does not currently have a compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Ian Gardner and Scott Weinbrandt have entered into Board of Directors Service and Indemnification Agreements with Helix Wind that have been assumed by the Company, and they receive compensation thereunder.  See the “Director Compensation” section.  Ian Gardner, Kevin Claudio and Scott Weinbrandt have entered into employment agreements with Helix Wind that have been assumed by the Company, and they receive compensation thereunder.  See the “Executive  Compensation” section.  Scott Weinbrandt entered into an agreement with Helix Wind regarding his service on Helix Wind’s board of advisors, which has since been terminated.  However, pursuant to such agreement, he was promised 10,246 shares of Helix Wind stock, which have not been issued yet and instead Mr. Weinbrandt will receive 205,463 shares of the Company’s Common Stock.

Helix Wind has entered into a Lease dated September 19, 2008 for the Company’s headquarters in San Diego with Brer Ventures, LLC (“Brer”).  The monthly lease payment is $7,125.  Ian Gardner, CEO of Helix Wind, owns 50% of Brer.

In January 2009 Helix Wind received $37,000 from a trust controlled by Ian Gardner; said sum is to be repaid by Helix Wind by March 31, 2009.

Helix Wind has an outstanding indebtedness to East West Consulting, Ltd. in the amount of approximately $450,000 as of February 9, 2009. The president of East West Consulting is the vice president of manufacturing of Helix Wind. The liability is to be repaid by the end of April.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock (1) by each person who is known by us to beneficially own more than 5% of Common Stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of February 11, 2009.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Helix Wind, Inc., 1848 Commercial Street, San Diego, California 92113.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)

Ian Gardner	Common Stock	10,063,978 (3)	36.0%

Kevin Claudio	Common Stock	0	0%

Scott Weinbrandt	Common Stock	3,410,963(4)	11.8%

Tatiana Mikitchuk	Common Stock	52,925	0.2%

All Officers and Directors	Common Stock	13,527,866	48%
As a Group (4 persons)

Kabir M. Kadre(5)	Common Stock	4,586,846	17.5%
C/O Alia Kadre 1904 39th st San Diego CA 92105

Ken Morgan(6)	Common Stock	7,938,588	30.8%
c/o Bill Eigner 530 B Street, 21st Floor San Diego, CA 92101

Quercus Trust(7)	Common Stock	2,312,892	8.3%
2309 Santiago Drive Newport beach, CA

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 11, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Each percentage is based upon, the total number of shares outstanding at February 11, 2009, 25,681,094, and the total number of shares beneficially owned and held by each individual at February 11, 2009, plus the number of shares that such individual has the right to acquire within 60 days of February 11, 2009.

(3) Includes 7,820,662 held by the Fidelis Charitable Remainder Trust, of which Mr. Gardner is a Co-Trustee and has shared voting and shared investment power; 145,536 shares that may be acquired through exercise of warrants; 145,536 shares that may be acquired through the conversion of convertible debt; and 1,952,244 shares that may be acquired through exercise of stock options.

(4) Includes 205,463 shares as to which Mr. Weinbrandt has sole voting and investment power; and 3,205,500 shares that may be acquired through exercise of stock options.

(5) Includes 4,010,596 shares as to which Mr. Kadre has sole voting and investment power; 288,125 shares that may be acquired through exercise of warrants; and 288,125 shares that may be acquired through the conversion of convertible debt.

(6) Includes 7,820,662 shares as to which Mr. Morgan has sole voting and investment power; 58,963 shares that may be acquired through exercise of warrants; and 58,963 shares that may be acquired through the conversion of convertible debt.

(7) Includes 1,156,446 shares that may be acquired through exercise of warrants, and 1,156,446 shares that may be acquired through the conversion of convertible debt, all of to which Quercus Trust has sole voting and investment power.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 1,750,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. On November 3, 2008, the Company effected a reverse stock split (the “Stock Split”), as a result of which each 1,000 shares of Common Stock then issued and outstanding was converted into 1 share of Common Stock.

Prior to the Merger, there were 5,135,011 shares of Common Stock issued and outstanding. In connection with the Merger, the Company issued 20,546,083 shares of Common Stock in exchange for the issued and outstanding shares of common stock of Helix Wind and the promises to issue the same.  In addition, we have entered into a settlement agreement with Bluewater Partners, S.A., pursuant to which we will issue and additional 11,000,000 shares of our common stock upon court approval. The Company also reserved 5,753,918 shares of Common Stock for issuance upon the conversion of certain convertible notes of Helix Wind that were converted into new convertible notes of the Company in connection with the Merger. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.  There are currently 25,681,094 shares of Common Stock issued and outstanding prior to the adoption of the ESOP of 13,700,000 shares.

The purchasers of convertible notes in our current private placement of such securities are entitled to include the shares of common stock pursuant to which the notes can be converted, as well as the shares of common stock underlying the warrants being sold with the convertible notes, in a registration statement to be filed by the Company. Such registration must be filed within 60 days from the date the Company issues an aggregate of $3,500,000 of such convertible notes. If the filing of a registration statement is not made by such date, or the SEC has not declared such registration statement effective 120 calendar days after the registration statement has been filed, then the Company shall pay as liquidated damages 1.25% of each purchase’s investment for each 30-day period. The amount of such damages shall not exceed $525,000, and the Company has the right to pay such amount either in cash or in shares of common stock.

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our Board of Directors is authorized to issue preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation, the Board of Directors being expressly vested with authority to adopt any such resolution or resolutions.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.  There are currently no shares of Preferred Stock issued and outstanding.

Options/SAR Grants

On February 9, 2009, the Company adopted the 2009 Equity Incentive Plan authorizing the Board of Directors or a committee to issue options exercisable for up to an aggregate of 13,700,000 shares of common stock. Currently there are 10,401,240 options granted under the plan, each at an exercise price of $0.50 per share.

Messrs. Gardner and Weinbrandt have each entered into Board of Directors Service and Indemnification Agreements with Helix Wind, which have been assumed by the Company, pursuant to which, each of them are entitled to receive an option to purchase 25,000 shares of the Company’s Common Stock for their service on the Board of Directors at an exercise price of $1.50 per share.

Messrs. Gardner, Claudio, Weinbrandt and Steve Polaski have entered into employment agreements with Helix Wind, which have been assumed by the Company, pursuant to which they have received options to purchase 3,253,740 shares, 610,000 shares, 5,337,500 shares and 300,000 shares, respectively, of the Company’s Common Stock

Other than as described above, we do not currently have any long-term compensation plans or stock option plans. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs, have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Warrants

As of February 11, 2009, the Company has issued warrants to the convertible note holders to purchase an aggregate of 5,753,918 shares of common stock. The warrants expire five years after their issuance and are each exercisable into a share of common stock at an exercise price of $0.75 per share.

Convertible Securities

As of February 11, 2009, the Company issued an aggregate of $2,876,959 of 9% Convertible Notes. The Notes mature in January of 2012 and are convertible at the option of the Company or the holder at a conversion rate of $0.50.

The shares of common stock underlying the warrants and 9% Convertible Notes are subject to a registration rights agreement pursuant to which the company must register said shares when the Company has issued an aggregate of $3,500,000 of 9% Convertible Notes.

Transfer Agent

The transfer agent for the Common Stock is Island Stock Transfer. The transfer agent’s address is 100 2nd Avenue South, St. Petersburg, FL 33701, and its telephone number is 727-289-0010.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company’s common stock is currently listed on the OTC Bulletin Board under the symbol “CVAC.” Prior to November 14, 2008, the Company’s stock was listed on the OTC Bulletin Board under the symbol “BSEA.”  The high and low bid quotations of our common stock as reported by NASDAQ and/or Yahoo Finance for the periods indicated below, all prior to the merger, are:

Period	High	Low
Quarters Ended:

March 31, 2007	$4.75	$0.05
June 30, 2007	$4.80	$0.40
September 30, 2007	$0.90	$0.20
December 31, 2007	$0.85	$0.30
March 31, 2008	$0.13	$0.13
June 30, 2008	$0.25	$0.25
September 30, 2008	$0.06	$0.05
December 31, 2008	$1.50	$1.50

The foregoing reflects interdealer prices without retail mark-up, markdown or commissions or may not represent actual transactions

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations.  The indemnification provided by Helix Wind’s bylaws is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Helix Wind’s bylaws provide that Helix Wind will indemnify any of its officers or directors who is a party or is threatened to be made a party to any suit by reason of his being a director or officer, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, indemnification will not be made for any claims to which such a person has been adjudged by a court of competent jurisdiction to be liable to Helix Wind, unless and only to the extent that the court determines the person is fairly and reasonably entitled to indemnity for such expenses.

Helix Wind has entered into indemnification agreements with Mr. Ian Gardner and Mr. Scott Weinbrandt which provide that Helix Wind will indemnify each of them to the fullest extent permitted by law, and as soon as practicable, against all expenses, judgments, fines, penalties and amounts paid in settlement of any claim to which such party was or is a party or other participant in because of his role as a director, officer or other agent of Helix Wind, and which may be indemnified under applicable Nevada law.

The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, Helix Wind has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

The information provided in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of February 11, 2009, pursuant to the Agreement and as part of the merger contemplated therein, we issued $2,876,959 worth of 9% Convertible Notes and Warrants to purchase 5,753,918 shares of Common Stock in an issuance pursuant to an exemption from the registration requirements of the Securities Act as provided by Section 4(2) of the Securities Act.

Section 5 – Corporate Governance and Management

Item 5.01                      Changes in Control of Registrant.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the merger contemplated by the Agreement on February 11, 2009, Tatiana Mikitchuk, the President of the Company, resigned and simultaneously therewith (i) Scott Weinbrandt was appointed Chairman and President of the Company, (ii) Ian Gardner was appointed Chief Executive Officer of the Company and (iii) Kevin Claudio was appointed Chief Financial Officer of the Company.

Also upon the closing of the merger contemplated by the Agreement on February 11, 2009, Tatiana Mikitchuk, the sole director of the Company, appointed Ian Gardner to the Company’s Board of Directors and submitted her resignation from the Board of Directors, to be effective 11 days after the 14f-1 Information Statement is filed and distributed to the shareholders.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06                      Change in Shell Company Status.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9-Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Audited Financial Statements of Helix Wind, Inc.

Interim Financial Statements of Helix Wind, Inc. (Unaudited)

(b) Pro forma financial information.

Not applicable

(c) Shell Company Transactions

Not applicable

(d)  Exhibits.  All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1
Agreement dated as of January 28, 2009, by and among Clearview Acquisitions, Inc., Helix Wind Acquisition Corp. and Helix Wind, Inc. incorporated by reference from Exhibit 10.1 to Clearview Acquisitions, Inc.'s Current Report on Form 8-K filed on January 28, 2009 (File No. 000-52107).

3.1
Articles of Incorporation of Clearview Acquisitions, Inc., incorporated by reference from Exhibit 3.1 to Clearview Acquisitions, Inc.'s Registration Statement on Form SB-2 filed on June 1, 2006  (File No. 333-134648).

3.2
Bylaws of Clearview Acquisitions, Inc., incorporated herein by reference to Exhibit 3.2 to Clearview Acquisitions, Inc.'s Registration Statement on Form SB-2 2 filed on June 1, 2006  (File No. 333-134648).

3.3	Plan and Agreement of Merger of Helix Wind Acquisition Corp. and Helix Wind, Inc.
4.1	Form of Registration Rights Agreement among Clearview Acquisitions, Inc. and the investors signatory thereto in the 9% Convertible Note offering.
4.2	Form of Warrant for the 9% Convertible Note offering.
10.1	Clearview Acquisitions, Inc. Share Employee Incentive Stock Option Plan.
10.2	Form of Lock-Up Letter delivered to Clearview Acquisitions, Inc. by each of Ian Gardner, Scott Weinbrandt, Kevin Claudio, Paul Ward and Steve Polaski.
10.3	Employment Agreement, dated as of June 1, 2008, as amended January 26, 2009, by and between Helix Wind, Inc. and Ian Gardner.
10.4	Employment Agreement, dated as of June 1, 2008, as amended January 26, 2009, by and between Helix Wind, Inc. and Scott Weinbrandt.
10.5	Employment Agreement, dated as of December 1, 2008, as amended January 26, 2009, by and between Helix Wind, Inc. and Kevin Claudio.
10.6	Form of 9% Convertible Note.
10.7	Board of Directors Service and Indemnification Agreement dated as of March 12, 2008, by and between Helix Wind, Inc. and Ian Gardner, as amended March 13, 2008.
10.8	Board of Directors Service and Indemnification Agreement dated as of March 13, 2008, by and between Helix Wind, Inc. and Scott Weinbrandt, as amended March 13, 2008.
10.9	Lease dated September 19, 2008, between Helix Wind, Inc. and Brer Ventures, LLC
10.10	Assignment and Assumption Agreement dated February 11, 2009, by and between Helix Wind, Inc., and Clearview Acquisitions, Inc.
99.1
Balance sheet of Helix Wind, Inc. as of December 31, 2007 and the related statements of operations, statements of shareholder’s deficit and cash flows for the period from inception on September 12, 2006 through December 31, 2007.

99.2	Balance sheet of Helix Wind, Inc. as of September 30, 2008 and the related statements of operations, statements of shareholder’s deficit and cash flows for the nine months ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearview Acquisitions, Inc.

By:	/s/ Ian Gardner
Name: Ian Gardner
Title: Chief Executive Officer

Date:  February 11, 2009